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                 BIOSOURCE INTERNATIONAL, INC. AND SUBSIDIARIES

              (1) STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                  (EXHIBIT 11)


                                                 1996          1995          1994          1993          1992
                                              ----------    ----------    ----------    ----------    ----------
FOR PRIMARY EARNINGS PER SHARE
Shares outstanding at beginning of period     5,845,306     5,813,028     5,537,580     3,806,328     3,326,985
Shares issued in 11 for 10 stock split            -             -             -             -           139,693
Shares issued in connection with second
  primary offering                            1,355,246         -             -             -             -
Shares issued in private placement                -             -             -             -           419,500
Shares issued upon exercise of stock
  options and warrants                           71,297        13,934            20       872,262       161,963
Shares issued upon conversion of
  allotted escrow shares                          -             -           178,631       160,601         -
Shares issued upon conversion of
  preferred stock                                 -             -             -             -           448,000
Shares issued for services rendered               -             -             7,869         -             -
Shares exchanged upon acquisition
  of subsidiary                                   -             -             -             -        (1,157,241)
Dilutive effect of outstanding stock
  options and warrants                          736,651       118,938         -            40,809         -
                                              ---------     ---------     ---------     ---------     ---------

Weighted average number of common and
  common equivalent shares outstanding        8,008,500     5,945,900     5,724,100     4,880,000     3,338,900
                                              =========     =========     =========     =========     =========
Net income (loss)                            $2,767,198    $1,180,379    $ (209,636)   $  513,000    $ (390,000)
                                              =========     =========     =========     =========     =========
Net income (loss) per share                  $     0.35    $     0.20    $    (0.04)   $     0.11    $    (0.12)
                                              =========     =========     =========     =========     =========

FOR FULLY DILUTED EARNINGS PER SHARE
Weighted average number of shares used in
  primary calculation                         8,008,500     5,945,900     5,724,100     4,880,000     3,338,900
Additional dilutive effect of stock
  options and warrants                           12,100        19,800         -             -             -

Fully diluted weighted average
  number of shares                            8,020,600     5,965,700     5,724,100     4,880,000     3,338,900
                                              =========     =========     =========     =========     =========
Net income (loss)                            $2,767,198    $1,160,379    $ (206,636)   $  513,000    $ (390,000)
                                              =========     =========     =========     =========     =========
Net income (loss) per share                  $     0.35    $     0.20    $    (0.04)   $     0.11    $    (0.12)
                                              =========     =========     =========     =========     =========


(1) All numbers of shares in these tables are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period. On November 31, 1995, the Company issued 500,000 shares of its common stock in exchange for all the outstanding common stock of Keystone Laboratories, Inc. The business combination was accounted for as a pooling of interests and, accordingly, shares outstanding prior to the business combination have been restated to include the 500,000 shares.